Filed pursuant to Rule 424(b)(7)
Registration No. 333-138032

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum offering price	Proposed maximum	Amount of
securities to be registered	registered (1)	per unit (2)	aggregate offering	registration fee (3)
			price (2)
Common Stock, par value $0.20 per share	16,162	$65.54	$1,059,257.48	$32.52

___________________
(1) The securities registered herein are offered pursuant to an automatic shelf registration statement.

(2) Estimated solely for purposes of determining the registration fee, based on the average of the high and low prices for our common shares as reported on the New York Stock Exchange on July 19, 2007, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(3) The registration fee of $32.52 is calculated in accordance with Rule 457(c) of the Securities Act of 1933. The registration fee has been transmitted to the SEC in connection with the offering of common shares pursuant to the registration statement No. 333-138032 by means of this prospectus supplement in accordance with Rule 457(r).

SUPPLEMENT NO. 7
(To Prospectus Supplement dated January 3, 2007 to Propectus dated October 16, 2006, as supplemented)

American Express Company

2,120,370 Common Shares

     This supplement to the prospectus supplement, dated January 3, 2007, to the propectus, dated October 16, 2006 (collectively, along with any supplements or amendments thereto, the “Prospectus”) relates to the resale by certain shareholders of American Express Company of 2,120,370 common shares of American Express Company. The selling shareholders acquired the shares being offered for resale under the Prospectus in a private placement in connection with our acquisition of Harbor Payments, Inc. pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 30, 2006, as amended.

     This supplement should be read in conjunction with, and may not be delivered or used without, the Prospectus. This supplement is qualified by reference to the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus.

     The information appearing below, which is based on information provided by or on behalf of the named selling shareholders, updates and amends the information with respect to such named selling shareholder in the table under the heading “Selling Shareholders” in the prospectus supplement dated January 3, 2007 and all supplements thereto:

	Shares Beneficially Owned		Number of Shares	Shares Beneficially Owned
	Prior to Offering		Being Offered	After Offering

Stockholders	Number (1)	Percent (2)		Number (1) (3)	Percent (2)
Nandan Sheth	25,675	*	16,162	9,513	*

* Less than 1%.

(1) Includes each selling shareholder’s allocation of the common shares placed in escrow in accordance with the terms of the Merger Agreement and the related escrow agreement.

(2) This percentage is calculated using as the numerator the number of common shares included in the prior column and as the denominator 1,181,923,180 common shares outstanding on June 30, 2007.

(3) Assumes the selling shareholders (i) dispose of all the common shares covered by this prospectus supplement, (ii) do not dispose of any common shares acquired by them prior to the date hereof, and (iii) do not acquire any additional common shares.

     Our common shares are listed on the New York Stock Exchange under the symbol “AXP.” On July 19, 2007, the last reported sales price for our common shares on the New York Stock Exchange was $65.55 per share.

     You should read the prospectus supplement and the accompanying prospectus carefully before you invest. Please consider the risk factors contained in the documents incorporated by reference into the prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 20, 2007

Filed pursuant to Rule 424(b)(3) and 424(b)(7)
Registration No. 333-138032

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum offering price	Proposed maximum	Amount of
securities to be registered	registered (1)	per unit (2)	aggregate offering	registration fee (3)
			price (2)

Common Stock, par value $0.20	1,892,228	$61.50	$116,372,022	$12,452
per share

___________________
(1) The securities registered herein are offered pursuant to an automatic shelf registration statement.

(2) Estimated solely for purposes of determining the registration fee, based on the average of the high and low prices for our common shares as reported on the New York Stock Exchange on December 27, 2006, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(3) The registration fee has been transmitted to the SEC in connection with the offering of common shares pursuant to the registration statement No. 333-138032 by means of this prospectus supplement in accordance with Rule 457(r).

“Legal Matters”

David S. Carroll, Senior Counsel of American Express Company, will pass upon the validity of the common shares offered hereby.

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 16, 2006)

American Express Company

1,892,228 Common Shares

     This prospectus supplement relates to the public offering, which is not being underwritten, of common shares of American Express Company. The 1,892,228 common shares offered by this prospectus were originally issued by us in a private placement in connection with our acquisition of Harbor Payments, Inc. pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 30, 2006, as amended. All of the common shares offered by this prospectus may be sold from time to by or on behalf of the selling shareholders named herein. The common shares covered by this prospectus supplement may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our common shares by the selling shareholders.

     Our common shares are listed on the New York Stock Exchange under the symbol “AXP.” On December 27, 2006, the last reported sales price for our common shares on the New York Stock Exchange was $61.57 per share.

     Our principal executive offices are located at 200 Vesey Street, New York, New York 10285, and our telephone number at this location is (212) 640-2000.

     You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Please consider the risk factors contained in the documents incorporated by reference into this prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 3, 2007

TABLE OF CONTENTS

Prospectus supplement

About This Prospectus Supplement	S-1

Summary	S-2

Cautionary Statement Regarding Forward-Looking Information	S-5

Use of Proceeds	S-6

Selling Shareholders	S-6

Plan of Distribution	S-8

Where You Can Find More Information	S-10

Incorporation of Certain Documents by Reference	S-10

Legal Matters	S-11

Experts	S-11

Prospectus

About This Prospectus	i

Where You Can Find More Information	ii

Incorporation of Certain Documents by Reference	ii

Forward -Looking Statements	iii

The Company	1

Risk Factors	2

Ratio of Earnings to Fixed Charges	5

Use of Proceeds	5

Description of Debt Securities	6

Description of Preferred Shares	26

Description of Depositary Shares	28

Description of Common Shares	30

Description of Securities Warrants	31

Description of Currency Warrants	32

Description of Other Warrants	33

ERISA Considerations	34

Certain U.S. Federal Income Tax Consequences	35

Plan of Distribution	43

Legal Matters	45

Experts	45

i

ABOUT THIS PROSPECTUS SUPPLEMENT

     This document is in two parts. The first part is this prospectus supplement, which describes the public offering of our common shares by selling shareholders listed herein. The second part is the attached base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the common shares that the selling shareholders are offering hereby. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

     When we use the terms American Express, the Company, we, us or our in this prospectus supplement, we mean American Express Company and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor the selling shareholders have authorized any other person to provide you with information that is different. Neither we nor the selling shareholders are making an offer to sell securities in any jurisdiction where the offer and sale is not permitted. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates and the information in the incorporated documents is only accurate as of their respective dates.

SUMMARY

     The following summary highlights selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

     We, together with our subsidiaries, are a leading global payments, network and travel company that offers its products and services throughout the world. Our principal operating subsidiary is American Express Travel Related Services Company, Inc.

     Through our Global Network Services and Merchant Services business, we operate a global general-purpose charge and credit Card network, the functions of which include operations, service delivery, systems, authorization, clearing, settlement and brand advertising and marketing; the development of new and innovative products for the network; and establishing and enhancing relationships with merchants globally.

     The global merchant services business also includes entering into agreements with merchants to accept Cards (merchant acquisition) and accepting and processing Card transactions and paying merchants that accept Cards for purchases made by Cardmembers with Cards (transaction processing). We also provide point-of-sale and back-office products and services and marketing programs to merchants.

     Our U.S. Card Services business includes the U.S. proprietary consumer Card business, OPEN from American Express, the global Travelers Cheques and Prepaid Services business and the American Express U.S. Consumer Travel Network. The U.S. proprietary consumer Card business and OPEN from American Express issue a wide range of Card products and services to consumers and small businesses in the United States, including a variety of credit Cards that have a range of different payment terms, grace periods and rate and fee structures. The American Express U.S. Travel Network provides travel services to Cardmembers and other consumers, which complements the travelers check and prepaid services businesses.

     Through our International Card & Global Commercial Services business we provide proprietary consumer Cards and small business Cards outside the United States. International Card & Global Commercial Services also offers global corporate products and services, including Corporate Cards, issued to individuals through corporate accounts established by employers, Business Travel, which helps businesses manage their travel expenses through a variety of travel-related products and services, and Corporate Purchasing Solutions, involving accounts established by companies to pay everyday business expenses.

     International Card & Global Commercial Services also includes our subsidiary, American Express Bank, Ltd., which serves affluent and high-net worth individuals and financial institutions through over 70 locations in 45 countries and regions worldwide.

     Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

Recently Completed Acquisition

     On November 30, 2006 we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among us; Cove Acquisition Sub, Inc., a wholly owned subsidiary of American Express; Harbor Payments, Inc. (“Harbor”); Oak Investment Partners XI, Limited Partnership (“Oak”), and Oak Associates XI, LLC, pursuant to which we agreed to acquire Harbor (the “Merger”). On December 31, 2006, we completed the Merger. Under the terms of the Merger Agreement, the former Harbor shareholders are entitled to receive unregistered American Express common shares. A portion of the American Express common shares issued in the Merger are being registered for resale in this prospectus supplement on behalf of the selling shareholders pursuant to the terms of the Merger Agreement and the related Registration Rights Agreement, dated as of December 31, 2006 (the “Registration Rights Agreement”), by and among American Express and Oak, and the other former Harbor shareholders. From time to time after the effective date of the Merger, upon the happening of certain events described in the Merger Agreement and upon distribution of any common shares from escrow in accordance with the terms of the Merger Agreement and the related escrow agreement, each former holder of shares of Harbor common stock may be entitled to receive additional American Express common shares that were either not issued at the closing of the Merger or were issued at the closing of the Merger but placed in escrow. Former holders of Harbor common stock that receive such additional American Express common shares and that comply with the requirements of the Registration Rights Agreement will also have resale registration rights with respect to such shares.

The Shares Offered In This Prospectus Supplement

Common shares offered	1,892,228 common shares.

Use of proceeds	All of the common shares being offered under this prospectus supplement are being sold by the selling shareholders or their pledgees, donees, transferees or other successors in interest. Accordingly,
American Express will not receive any proceeds from the sale of these shares.

Listing of common shares	Our common shares are listed on the New York Stock
Exchange under the symbol “AXP.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      We have made various statements in this prospectus supplement and the accompanying prospectus that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in our documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference into this prospectus supplement and the accompanying prospectus, which could cause actual results to differ materially from such statements. The words believe, expect, anticipate, optimistic, intend, plan, aim, will, may, should, could, would, likely and similar expressions are intended to identify forward-looking statements. We caution you that any risk factors described or incorporated by reference in this prospectus supplement and the accompanying prospectus are not exclusive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

     Information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the documents that are or will be incorporated by reference into this prospectus supplement and the accompanying prospectus. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made on the basis of management's assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

USE OF PROCEEDS

     All of the common shares being offered under this prospectus supplement are being sold by the selling shareholders or their pledgees, donees, transferees or other successors in interest. Accordingly, American Express will not receive any proceeds from the sale of these shares.

SELLING SHAREHOLDERS

     This prospectus relates to the disposition from time to time by the selling shareholders named herein, or their pledgees, donees, transferees or other successors in interest, of up to 1,892,228 of our common shares. The shares were issued by us to the selling shareholders in a private placement in connection with the Merger pursuant to the Merger Agreement, which closed on December 31, 2006. In connection with the Merger Agreement, we entered into the Registration Rights Agreement, pursuant to which we agreed to file this prospectus supplement, registering for resale the common shares acquired by the selling shareholders.

     The selling shareholders named herein may, from time to time, sell, transfer or otherwise dispose of any or all of the common shares covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

     We will not receive any proceeds from the disposition of common shares by the selling shareholders. The selling shareholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

     The following table sets forth for each selling shareholder:

  the name of the shareholder
  the number and percent of our common shares that the shareholder beneficially owned prior to the offering for resale of the shares under this prospectus supplement;
  the number of our common shares registered for sale for the account of the shareholder under this prospectus supplement; and
  the number and percent of our common shares to be beneficially owned by the shareholder (assuming all of the shares covered hereby are sold by each shareholder).

     The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each shareholder may dispose of under this prospectus supplement. We do not know how long the shareholders will hold the shares before disposing of them or how many shares they will dispose of. Other than Oak’s agreement, under the terms of the Registration Rights Agreement, to sell no more than twenty-five percent (25%) per day of the American Express common shares that it receives at the closing of the Merger, we currently have no agreements, arrangements or understandings with any of the shareholders regarding the disposition of any of the shares. The common shares offered by this prospectus supplement may be offered from time to time by the shareholders listed below.

     This table is prepared solely based on information supplied to us by the selling shareholders and assumes the sale of all of the common shares covered hereby. Certain of the companies in which Oak has equity investments may have commercial relationships with American Express (or our predecessors or affiliates); however, the only material commercial relationships are as follows: (i) Oak’s investment in Harbor Payments, Inc. and (ii) Oak has a minority equity investment in Rearden Commerce, Inc. (“Rearden”) and a representative on Rearden’s Board of Directors. Rearden recently entered into a commercial relationship with American Express Business Travel (“AEBT”) that may be material to Rearden and that includes a minority equity investment by AEBT in Rearden and AEBT’s right to have a representative on Rearden’s Board of Directors. Unless set forth or incorporated by reference herein, to our knowledge, none of the selling shareholders has had, during the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates. The applicable percentages of beneficial ownership are based on an aggregate of 1,197,168,800 of our common shares issued and outstanding on December 27, 2006, as described below.

			Number of
	Shares Beneficially Owned		Shares	Shares Beneficially Owned
	Prior to Offering		Being	After Offering
			Offered
Stockholders	Number(1)	Percent(2)		Number(1)(3)	Percent(2)
Oak Investment Partners XI, Limited Partnership(4)	2,015,548	*	1,853,342	162,206	*
James S. Altenbach	780	*	717	63	*
Glenridge Advisors, LLC	6,242	*	2,870	3,372	*
R.K.C., L.P.	35,892	*	6,601	29,291	*
U. Bertram Ellis, Jr.	15,605	*	14,349	1,256	*
S. Taylor Glover	15,605	*	14,349	1,256	*

* Less than 1%.

(1) Includes each selling shareholders’ allocation of the common shares placed in escrow in accordance with the terms of the Merger Agreement and the related escrow agreement.

(2) This percentage is calculated using as the numerator the number of common shares included in the prior column and as the denominator 1,197,168,800 common shares outstanding on December 27, 2006.

(3) Assumes the selling shareholders (i) dispose of all the common shares covered by this prospectus supplement, (ii) do not dispose of any common shares acquired by them prior to the date hereof, and (iii) do not acquire any additional common shares.

(4) Oak Investment Partners XI, Limited Partnership has agreed, under the terms of the Registration Rights Agreement, to sell no more than twenty-five percent (25%) per day of the American Express common shares that it receives at the closing of the Merger.

PLAN OF DISTRIBUTION

     The common shares covered by this prospectus supplement and the accompanying prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes pledgees, donees, transferees or other successors in interest that receive the common shares from the selling shareholders as a gift, distribution or other transfer (including a purchase) after the date of this prospectus supplement. To the extent required, this prospectus supplement and the accompanying prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

     We will not receive any proceeds from the sale of the common shares by the selling shareholders, but we have agreed to pay the following expenses for the registration of the shares:

  all registration and filing fees;
  fees and expenses for complying with securities or blue sky laws;
  fees and expenses incurred in connection with listing the shares offered for resale hereby on the NYSE; and
  fees and expenses of our legal counsel, accountants and other experts we retain in connection with the registration.

We have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of our common shares. We also have no obligation to pay any out-of-pocket expenses of the selling shareholders, or the agents who manage their accounts, or any transfer taxes relating to the registration or sale of the common shares.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common shares. These sales may be made at a fixed price or prices, which may be changed, at prices on the NYSE or at prices related to the then current market price. Sales of the common shares may also be made in negotiated transactions at negotiated prices, including by one or more of the following methods:

  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus supplement and the accompanying prospectus, ordinary brokerage transactions and transactions in which the broker solicits purchasers, an exchange distribution in accordance with the rules of the New York Stock Exchange or other exchange or trading system on which the shares are admitted for trading privileges, sales “at the market” to or through a market maker or into an existing trading market (on an exchange or otherwise), for the shares, sales in other ways not involving market makers or established trading markets, through put or call transactions relating to the common shares, block trades in which the broker-dealer will attempt to sell the common shares as agent but may position, and resell a portion of the block as principal to facilitate the transaction, and in privately negotiated transactions.

In connection with the distributions of the common shares or otherwise, the selling shareholders may:

  enter into hedging transactions with broker-dealers or other financial institutions; which may in turn engage in short sales of the shares in the course of hedging the positions they assume, sell their shares short and deliver the shares to close out such short positions, enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus supplement and the accompanying prospectus, which they may in turn resell, or pledge shares to a broker-dealer or other financial institution, which, upon a default by the pledgee under the transaction to which such pledge relates, they may in turn resell.

     In addition, the selling shareholders may sell the shares pursuant to Rule 144 adopted under the Securities Act of 1933, as amended, to which we refer as the Securities Act, as permitted by that rule, or under Section 4(1) of the Securities Act, rather than pursuant to this prospectus supplement and the accompanying prospectus. In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders, in amounts to be negotiated immediately prior to the sale. In offering the common shares covered by this prospectus supplement and the accompanying prospectus, the selling shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. To the extent a selling shareholder or any such broker-dealer may be deemed to be an underwriter, the selling shareholder and such broker-dealer will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, to which we refer as the Exchange Act.

      We have advised each selling shareholder that in the event of a “distribution” of the common shares owned by the selling shareholder, such selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution may be subject to Rule 102 under the Exchange Act until their participation in that distribution is completed. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.” In order to avoid the imposition of a restricted period under Rule 102 of the Exchange Act, the selling shareholders, any affiliated purchasers, and any broker-dealers or any other persons who execute sales for the selling shareholders, shall not engage in any special selling efforts and selling methods.

      In order to comply with the securities laws of certain states, the common shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the common shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption for the registration or qualification requirement is available and is complied with.

     The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC's website at http://www.sec.gov. You may also read and copy any document we file, including the registration statement referred to in the accompanying prospectus, at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement.

     Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the common shares by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus supplement the following documents filed with the SEC:

Annual Report on Form 10-K for the year ended December 31, 2005 (including those portions of our Annual Report to Shareholders for the year ended December 31, 2005 and those portions of our definitive Proxy Statement for the 2006 Annual Meeting of Shareholders that are, in each case, incorporated by reference in our Form 10-K).

Current Report on Form 8-K filed on January 13, 2006.

Current Report on Form 8-K filed on January 27, 2006, as amended by Current Report on Form 8-K/A filed on April 25, 2006.

Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Current Report on Form 8-K filed on May 22, 2006.

Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Current Report on Form 8-K filed on August 2, 2006.

Current Report on Form 8-K filed on September 8, 2006.

Current Report on Form 8-K filed on September 18, 2006.

Current Report on Form 8-K filed on September 29, 2006.

Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Current Report on Form 8-K filed on November 22, 2006.

Current Report on Form 8-K filed on December 4, 2006.

Current Report on Form 8-K filed on January 3, 2007.

All documents subsequently filed by American Express Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the common shares by means of this prospectus supplement.

     You may request a copy of these filings at no cost, by writing or telephoning American Express at the following address or telephone number:

American Express Company
200 Vesey Street
New York, New York 10285
Attention: Secretary
(212) 640-2000

LEGAL MATTERS

     Carol V. Schwartz, Esq., Vice President and Group Counsel of American Express Company, will pass upon the validity of the common shares offered hereby.

EXPERTS

     Our financial statements as of and for the year ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     Our financial statements for the years ended December 31, 2004 and 2003 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, which are incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in its reports which are incorporated by reference in this prospectus supplement.

PROSPECTUS

American Express Company
Debt Securities
Preferred Shares
Depositary Shares
Common Shares
Warrants

American Express Company may offer from time to time in one or more series:

•	unsecured debt securities,

•	preferred shares, par value $1.66 2/3 per share,

•	depositary shares,

•	common shares, par value $0.20 per share,

•	warrants to purchase debt securities, preferred shares, common shares or equity securities issued by one of our affiliated or unaffiliated corporations or other entity,

•	currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies or

•	warrants relating to other items or indices.

We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale.

We may offer and sell securities to or through underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in a supplement to this prospectus.

We will provide specific terms of any offering in supplements to this prospectus. This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “AXP”.

You should carefully consider the information under “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2006.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3, to which we refer as the registration statement, filed with the Securities and Exchange Commission, to which we refer as the SEC, under the Securities Act of 1933, as amended, to which we refer as the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the heading “WHERE YOU CAN FIND MORE INFORMATION,” before making your investment decision.

References in this prospectus to the “Company,” “American Express,” “we,” “us” and “our” are to American Express Company.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s Website at http://www.sec.gov. You may also read and copy any document we file, including the registration statement, at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):

•	Annual Report on Form 10-K for the year ended December 31, 2005.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

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Current Reports on Form 8-K filed on January 13, 2006, January 27, 2006 (as amended by Current Report on Form 8-K/A filed on April 25, 2006), May 22, 2006, August 2, 2006, September 8, 2006, September 18, 2006 and September 29, 2006.

•

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or number:

American Express Company
200 Vesey Street
New York, New York 10285
Attention: Secretary
(212) 640-2000

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FORWARD-LOOKING STATEMENTS

We have made various statements in this prospectus that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in our documents incorporated or deemed to be incorporated by reference in this prospectus, in our press releases, reports filed with the SEC and in other documents. In addition, from time to time, we, through our management, may make oral forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference into this prospectus, which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements. We caution you that any risk factors described in this prospectus are not exclusive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

Information concerning important factors that could cause actual events or results to be materially different from the forwardlooking statements can be found in the “Risk Factors” section of this prospectus as well as in the documents that are or will be incorporated by reference into this prospectus. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements included or incorporated by reference in this prospectus are made on the basis of management’s assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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THE COMPANY

We, together with our subsidiaries, are a leading global payments, network and travel company that offers its products and services throughout the world. Our principal operating subsidiary is American Express Travel Related Services Company, Inc.

Through our Global Network Services and Merchant Services business, we operate a global general-purpose charge and credit Card network, the functions of which include operations, service delivery, systems, authorization, clearing, settlement and brand advertising and marketing; the development of new and innovative products for the network; and establishing and enhancing relationships with merchants globally.

The global merchant services business also includes entering into agreements with merchants to accept Cards (merchant acquisition) and accepting and processing Card transactions and paying merchants that accept Cards for purchases made by Cardmembers with Cards (transaction processing). We also provide point-of-sale and back-office products and services and marketing programs to merchants.

Our U.S. Card Services business includes the U.S. proprietary consumer Card business, OPEN from American Express, the global Travelers Cheques and Prepaid Services business and the American Express U.S. Consumer Travel Network. The U.S. proprietary consumer Card business and OPEN from American Express issue a wide range of Card products and services to consumers and small businesses in the United States, including a variety of credit Cards that have a range of different payment terms, grace periods and rate and fee structures. The American Express U.S. Travel Network provides travel services to Cardmembers and other consumers, which complements the travelers check and prepaid services businesses.

Through our International Card & Global Commercial Services business we provide proprietary consumer Cards and small business Cards outside the United States. International Card & Global Commercial Services also offers global corporate products and services, including Corporate Cards, issued to individuals through corporate accounts established by employers, Business Travel, which helps businesses manage their travel expenses through a variety of travel-related products and services, and Corporate Purchasing Solutions, involving accounts established by companies to pay everyday business expenses.

International Card & Global Commercial Services also includes our subsidiary, American Express Bank, Ltd., which serves affluent and high-net worth individuals and financial institutions through over 70 locations in 45 countries and regions worldwide.

Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

RISK FACTORS

The following risk factors may be applicable to certain types of debt securities that may be issued by us. A description of the debt securities is contained below under “Description of Debt Securities” as well as in the accompanying prospectus supplement. Before making an investing decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus, including the risk factors relating to us filed in periodic or current reports and incorporated herein by reference.

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You

An investment in debt securities that are denominated in, or the payment of which is determined with reference to, a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed debt security, on which all or part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed debt securities. Such risks include, without limitation:

•	the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls with respect to the specified currency.

Such risks generally depend on factors over which we have no control, such as:

•	economic events;

•	political events; and

•	the supply of and demand for the relevant currencies.

In recent years, rates of exchange between U.S. dollars and certain currencies have been highly volatile, and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any debt security. Depreciation against the U.S. dollar of a foreign currency or foreign currency units in which a debt security is denominated would result in a decrease in the effective yield of such debt security below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a foreign currency for making payments on a debt security denominated in such currency. We can give no assurances that exchange controls will not restrict or prohibit payments of principal, premium or interest in any currency or currency unit.

Even if there are no actual exchange controls, it is possible that on an interest payment date or at maturity for any particular debt security, the foreign currency for such debt security would not be available to us to make payments of interest and principal then due. In that event, we will make such payments in U.S. dollars. See “—The Unavailability of Currencies Could Result in a Substantial Loss to You” below.

The information set forth in this prospectus is directed to prospective purchasers of debt securities who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, debt securities. Such persons should consult their own counsel and advisors with regard to such matters. Prospectus supplements relating to debt securities having a specified currency other than U.S. dollars will contain information concerning historical exchange rates for such specified currency, a description of the currency and any exchange controls as of the date of the accompanying prospectus supplement affecting such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You

Except as we specify in the accompanying prospectus supplement, if payment on a debt security is required to be made in a specified currency other than U.S. dollars and such currency is:

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of, or within, the international banking community;

then all payments with respect to the debt security shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined on the basis of the most recently available market exchange rate or as otherwise determined in good faith by us if the foregoing is impracticable. Any payment in respect of such debt security made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which such debt security will have been issued.

If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

The debt securities will not provide for any adjustment to any amount payable as a result of:

•	any change in the value of the specified currency of those debt securities relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on debt securities made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the accompanying prospectus supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You

The debt securities will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. If a debt security is denominated in a specified currency other than U.S. dollars, any judgment under New York law will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.

Changes in the Value of Underlying Assets of Indexed Debt Securities Could Result in a Substantial Loss to You

An investment in indexed debt securities may have significant risks that are not associated with a similar investment in a debt instrument that:

•	has a fixed principal amount;

•	is denominated in U.S. dollars; and

•	bears interest at either a fixed rate or a floating rate based on nationally or internationally published interest rate references.

The risks of a particular indexed debt security will depend on the terms of that indexed debt security. Such risks may include, but are not limited to, the possibility of significant changes in the prices of:

•	the underlying assets;

•	another objective price; and

•	economic or other measures making up the relevant index.

Underlying assets could include:

•	currencies;

•	commodities;

•	securities (individual or baskets); and

•	indices.

The risks associated with a particular indexed debt security generally depend on factors over which we have no control and which cannot readily be foreseen. These risks include:

•	economic events;

•	political events; and

•	the supply of, and demand for, the underlying assets.

In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may continue in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed debt security.

In considering whether to purchase indexed debt securities, you should be aware that the calculation of amounts payable on indexed debt securities may involve reference to prices that are published solely by third parties or entities that are not regulated by the laws of the United States.

The risk of loss as a result of linking of principal or interest payments on indexed debt securities to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratios of earnings to fixed charges for the periods indicated:

	Six Months Ended June 30, 2006	Year Ended December 31,
		2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges	2.38	2.83	3.13	2.97	2.54	1.58

In computing the ratio of earnings to fixed charges, “earnings” consist of pretax income from continuing operations, interest expense and other adjustments. Interest expense includes interest expense related to the international banking operations of the Company and cardmember lending activities, which is netted against interest and dividends and cardmember lending net finance charge revenue, respectively, in our consolidated statement of income included in the documents incorporated by reference into this prospectus.

For purposes of computing “earnings,” other adjustments included adding the amortization of capitalized interest, the net loss of affiliates accounted for under the equity method whose debt is not guaranteed by the Company, the minority interest in the earnings of majority-owned subsidiaries with fixed charges, and the interest component of rental expense and subtracting undistributed net income of affiliates accounted for under the equity method.

“Fixed charges” consist of interest and other adjustments, including capitalized interest costs and the interest component of rental expense.

USE OF PROCEEDS

Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of these securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be either senior debt securities, that rank on an equal basis with all of our other senior unsecured and unsubordinated debt, or they will be subordinated debt securities that will rank junior to all of our senior unsecured debt.

The following description briefly sets forth certain general terms and provisions of the debt securities. The prospectus supplement for a particular series of debt securities will describe the particular terms of the debt securities we offer and the extent to which these general provisions may apply to that particular series of debt securities.

Our senior debt securities will be issued under a senior debt indenture. Our subordinated debt securities will be issued under a subordinated debt indenture. The trustee under both indentures is The Bank of New York. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” When we refer to the indentures in this prospectus, we mean the indentures as they have been supplemented.

Forms of the indentures, together with a form of the supplemental indenture, have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

The following summaries of certain provisions of the indentures are not complete and are qualified in their entirety by reference to the indentures. You should read the indentures for further information. If we make no distinction in the following summaries between the senior debt securities and the subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable definition into that statement.

Provisions Applicable to Both Senior and Subordinated Debt Securities

Issuances in Series

The indentures allow us to issue debt securities from time to time under either indenture without limitation as to amount. We may issue the debt securities in one or more series with the same or different terms. We may not issue all debt securities of the same series at the same time. All debt securities of the same series need not bear interest at the same rate or mature on the same date. Each indenture permits the appointment of a different trustee for each series of debt securities. If there is at any time more than one trustee under the indentures, the term “trustee” means each such trustee and will apply to each such trustee only with respect to those series of debt securities for which it is serving as trustee.

We may sell debt securities at a substantial discount below their stated principal amount that bear no interest or below market rates of interest. The accompanying prospectus supplement will describe the material federal income tax consequences and special investment considerations applicable to any such series of debt securities.

Unless otherwise specified for the debt securities denominated in a currency other than U.S. dollars or as otherwise specified in an accompanying prospectus supplement, we will issue debt securities only in fully registered form in denominations of $1,000 and integral multiples thereof in excess of that amount. The debt securities will be denominated in U.S. dollars and payments of principal of and premium, if any, and interest on the debt securities will be made in U.S. dollars unless we provide otherwise in an accompanying prospectus supplement. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in an accompanying prospectus supplement.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount at which we will sell the debt securities and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes;

•	the maturity date or the method for determining the maturity date;

•	the terms for exchange, if any, of the debt securities;

•	the interest rate or rates, if any, or the method for computing such rate or rates;

•	the interest payment dates or the method for determining such dates;

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if other than U.S. dollars, the currency or currencies in which debt securities may be denominated and purchased and the currency or currencies (including composite currencies) in which principal, premium, if any, and any interest may be payable;

•

if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

•	if other than denominations of $1,000 and integral multiples thereof in excess of that amount, the denominations in which the debt securities shall be issuable;

•

if other than cash, the type and amount of securities or other property, or the method by which such amount shall be determined, in which principal, premium, if any, and any interest may be payable at the election of us or the purchaser;

•	any mandatory or optional sinking fund, redemption or other similar terms;

•	any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

•	whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

•	information describing any book-entry features;

•	if a trustee other than The Bank of New York is named for the debt securities, the name and corporate trust office of such trustee;

•	any material federal income tax consequences;

•	any material provisions of the indentures that do not apply to the debt securities; and

•	any other specific terms of the debt securities.

Interest and Interest Rates

Each debt security will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for at the annual rate, or at a rate determined according to an interest rate formula, stated in the debt security and in an accompanying prospectus supplement, until the principal of the debt security is paid or made available for payment. We will pay interest, if any, on each interest payment date and at maturity or upon redemption or repayment, if any. Interest payment date means the date on which payments of interest on a debt security (other than payments on maturity) are to be made. Maturity means the date on which the principal of a debt security becomes due and payable, whether at the stated maturity or by declaration of acceleration or otherwise. Stated maturity means the date specified in a debt security as the date on which principal of the debt security is due and payable. Any debt security that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

We will pay interest to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the applicable interest payment date. Regular record date means the date on which a debt security must be held in order for the holder to receive an interest payment on the next interest payment date. However, we will pay interest at maturity or upon redemption or repayment to the person to whom we pay the principal. The first payment of interest on any debt security originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next regular record date.

Unless we specify otherwise in an accompanying prospectus supplement, the interest payment dates and the regular record dates for fixed rate debt securities shall be described below under “Fixed Rate Debt Securities.” The interest payment dates for floating rate debt securities shall be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a floating rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date.

Each debt security will bear interest either at a fixed rate or a floating rate determined by reference to an interest rate formula that may be adjusted by a spread or spread multiplier, if any. Spread means the number of basis points, if any, to be added or subtracted to the Commercial Paper Rate, the Federal Funds Rate, the CD Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security, which amount will be set forth in such debt security and the related accompanying prospectus supplement. Spread multiplier means the percentage by which the Commercial Paper Rate, the Federal Funds Rate, the CD Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security is to be multiplied, which amount will be set forth in such debt security and the related accompanying prospectus supplement. Any floating rate debt security may also have either or both of the following: (1) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period; and (2) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.

The accompanying prospectus supplement will designate one of the following interest rate bases as applicable to each debt security:

•	a fixed rate per year, in which case the debt security will be a fixed rate debt security;

•	the Commercial Paper Rate, in which case the debt security will be a Commercial Paper Rate debt security;

•	the Federal Funds Rate, in which case the debt security will be a Federal Funds Rate debt security;

•	the CD Rate, in which case the debt security will be a CD Rate debt security;

•	LIBOR, in which case the debt security will be a LIBOR debt security;

•	EURIBOR, in which case the debt security will be a EURIBOR debt security;

•	the Prime Rate, in which case the debt security will be a Prime Rate debt security;

•	the Treasury Rate, in which case the debt security will be a Treasury Rate debt security; or

•	such other interest rate formula as is set forth in an accompanying prospectus supplement.

We will specify in the accompanying prospectus supplement for each floating rate debt security the applicable index maturity for the debt security. Index maturity means the period of time designated by us as the representative maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated as set forth in a floating rate debt security bearing interest at one of those rates and in the accompanying prospectus supplement.

Fixed Rate Debt Securities

Each fixed rate debt security will bear interest from its date of issue at the annual rate stated on the debt security. Unless we indicate otherwise in an accompanying prospectus supplement, the interest payment dates for the fixed rate debt securities will be on February 1 and August 1 of each year and the regular record dates will be on January 15 and July 15 of each year. Unless we specify otherwise in an accompanying prospectus supplement, interest on fixed rate debt securities will be computed and paid on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

The interest rate on each floating rate debt security will be equal to either (1) the interest rate calculated by reference to the specified interest rate formula (as specified in an accompanying prospectus supplement) plus or minus the spread, if any, or (2) the interest rate calculated by reference to the specified interest rate formula multiplied by the spread multiplier, if any. We will specify in an accompanying prospectus supplement the interest rate basis and the spread or spread multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each floating rate debt security. In addition, such accompanying prospectus supplement may contain particulars as to the calculation agent, calculation dates, index maturity, initial interest rate, interest determination dates, interest payment dates, regular record dates and interest reset dates with respect to such debt security.

Except as provided below, interest on floating rate debt securities will be payable on the maturity date and:

•

in the case of floating rate debt securities with a daily, weekly or monthly interest reset date (as defined below), on the third Wednesday of each month or on the third Wednesday of March, June, September and December as specified in an accompanying prospectus supplement;

•

in the case of floating rate debt securities with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year as specified in an accompanying prospectus supplement;

•	in the case of floating rate debt securities with a semi-annual interest reset date, on the third Wednesday of two months of each year as specified in an accompanying prospectus supplement; and

•	in the case of floating rate debt securities with an annual interest reset date, on the third Wednesday of one month of each year as specified in an accompanying prospectus supplement.

If any interest payment date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest payment date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such day falls in the next calendar month, the interest payment date shall be the immediately preceding day that is a business day. If the maturity date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

As used in this prospectus, business day means:

•

with respect to any payment, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City are authorized or required by law or executive order to close;

•

when used for any other purpose, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City, or in the city in which the corporate trust office of the trustee is located, are authorized or required by law or executive order to close;

•	for debt securities based on LIBOR only, such day shall also be a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market;

•	for debt securities based on EURIBOR only, such day shall be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system, or TARGET, is open; and

•

for debt securities having a specified currency other than U.S. dollars only, any day that, in the capital city of the country issuing the specified currency, except for Australian dollars or Canadian dollars, which will be based on the cities of Sydney or Toronto, respectively, is not a day on which banking institutions are authorized or obligated to close, or for euros, any day which is not a day on which TARGET is closed.

The rate of interest on each floating rate debt security will be reset on the interest reset date that will be weekly, monthly, quarterly, semi-annually or annually, as we specify in an accompanying prospectus supplement. The interest reset date will be:

•	in the case of floating rate debt securities (other than Treasury Rate debt securities) that reset weekly, the Wednesday of each week;

•	in the case of Treasury Rate debt securities that reset weekly, the Tuesday of each week

•	in the case of floating rate debt securities that reset monthly, the third Wednesday of each month;

•	in the case of floating rate debt securities that reset quarterly, the third Wednesday of March, June, September and December;

•

in the case of floating rate debt securities that reset semi-annually, the third Wednesday of two months of each year, as specified in an accompanying prospectus supplement, and in the case of floating rate debt securities that reset annually, the third Wednesday of one month of each year, as specified in an accompanying prospectus supplement;

However, in each case, (1) the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate debt security will be the initial interest rate set forth in an accompanying prospectus supplement and (2) the interest rate in effect for the ten days immediately prior to maturity or redemption, if applicable, will be the rate in effect on the tenth day preceding such maturity or redemption. If any interest reset date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest reset date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such business day is in the next succeeding calendar month, the interest reset date shall be the immediately preceding business day.

The interest rate applicable to each interest accrual period beginning on an interest reset date will be the rate determined on the calculation date, if any, by reference to the interest determination date. Calculation date means the date, if any, on which the calculation agent (as defined below) is to calculate an interest rate for a floating rate debt security.

Unless otherwise specified in the accompanying prospectus supplement, the calculation date, where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be. Calculation agent means the agent we appoint to calculate interest rates on floating rate debt securities. The calculation agent will be The Bank of New York unless we specify otherwise in an accompanying prospectus supplement.

The interest determination date pertaining to an interest reset date will be:

•

the second business day preceding such interest reset date for (1) a Commercial Paper Rate debt security, (2) a Federal Funds Rate debt security, (3) a CD Rate debt security or (4) a Prime Rate debt security;

•	the second business day preceding such interest reset date for a LIBOR debt security or a EURIBOR debt security; or

•	the day of the week in which such interest reset date falls on which Treasury bills would normally be auctioned for a Treasury Rate debt security.

Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the interest determination date for the Treasury Rate debt security pertaining to the interest reset date occurring in the next succeeding week. If an auction date shall fall on any interest reset date for a Treasury Rate debt security, then such interest reset date shall instead be the first business day immediately following such auction date. Unless otherwise specified in the accompanying prospectus supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the accompanying prospectus supplement.

Unless we specify otherwise in an accompanying prospectus supplement, the interest payable on each interest payment date or at maturity for floating rate debt securities will be the amount of interest accrued from and including the issue date or from and including the last interest payment date to which interest has been paid, as the case may be, to, but excluding, such interest payment date or the date of maturity, as the case may be. However, in the case of a floating rate debt security on which interest is reset weekly, interest payable on each interest payment date will be the amount of interest accrued from and including the issue date or from and excluding the last date to which interest has been paid, as the case may be, to, and including, the regular record date immediately preceding such interest payment date, except that at maturity the interest payable will include interest accrued to, but excluding, the date of maturity.

Accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a debt security by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point (e.g., 9.876544% and 9.876545% being rounded to 9.87654% and 9.87655%, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point) applicable to such date by 360, in the case of Commercial Paper Rate debt securities, Federal Funds Rate debt securities, CD Rate debt securities, LIBOR debt securities, EURIBOR debt securities and Prime Rate debt securities, or by the actual number of days in the year, in the case of Treasury Rate debt securities. All dollar amounts used in or resulting from calculations on floating rate debt securities will be rounded to the nearest cent with one half cent being rounded upward.

The calculation agent will, upon the request of the holder of any floating rate debt security, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made on the most recent interest determination date with respect to such debt security. For purposes of calculating the rate of interest payable on floating rate debt securities, we will enter into an agreement with the calculation agent.

In addition to any maximum interest rate that may be applicable to any floating rate debt security, the interest rate on the floating rate debt securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with few exceptions, is 25% per year (calculated on a simple interest basis). This limit only applies to obligations that are less than $2,500,000.

Commercial Paper Rate Debt Securities

A Commercial Paper Rate debt security will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any) we specify in the Commercial Paper Rate debt security and in an accompanying prospectus supplement.

Unless we indicate otherwise in an accompanying prospectus supplement, Commercial Paper Rate for any interest determination date will be the money market yield (calculated as described below) of the rate on that date for commercial paper having the index maturity designated in an accompanying prospectus supplement as such rate is published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System, to which we refer as “H.15(519),” under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•

In the event that such rate is not published prior to 3:00 p.m., New York City time, on the applicable calculation date, then the Commercial Paper Rate shall be the money market yield of the rate on such date for commercial paper having the index maturity designated in an accompanying prospectus supplement as published in the daily update of H.15(519), available through the worldwide website of the Board of Governors of the Federal Reserve System at
http://www.federalreserve.gov/releases/H15/update, or any successor site or publication, to which we refer as “H.15 Daily Update,” under the heading “Commercial Paper—Nonfinancial” (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively).

•

If by 3:00 p.m., New York City time, on such calculation date such rate is not yet published in H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for such interest determination date shall be calculated by the calculation agent and shall be the money market yield of the arithmetic mean (each as rounded to the nearest one hundred-thousandth of a percentage point) of the offered rates of three leading dealers of commercial paper in New York City selected by the calculation agent, after consultation with us, as of 11:00 a.m., New York City time, on such date, for commercial paper having the index maturity designated in an accompanying prospectus supplement placed for a non-financial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized securities rating agency.

•

If the dealers selected by the calculation agent are not quoting as mentioned in the previous sentence, the Commercial Paper Rate with respect to such interest determination date will be the same as the Commercial Paper Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

Money market yield will be a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 − (D × M)	× 100

where “D” refers to the annual rate for the commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds Rate Debt Securities

A Federal Funds Rate debt security will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any) we specify in the Federal Funds Rate debt security and in an accompanying prospectus supplement.

Unless we indicate otherwise in an accompanying prospectus supplement, Federal Funds Rate for any interest determination date will be the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds (Effective),” as such rate is displayed on Moneyline Telerate, Inc. (or any successor service) on page 120 (or any page which may replace such page).

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

•

If that rate is not published by 3:00 p.m., New York City time, on the applicable calculation date, the Federal Funds Rate will be the rate on such interest determination date as published in H.15 Daily Update under the heading “Federal Funds (Effective).”

•

If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the applicable calculation date, then the Federal Funds Rate for such interest determination date will be calculated by the calculation agent and will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the rates as of 9:00 a.m., New York City time, on such date for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in New York City selected by the calculation agent, after consultation with us.

•

If the brokers selected by the calculation agent are not quoting as mentioned in the previous sentence, the Federal Funds Rate with respect to such interest determination date will be the same as the Federal Funds Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

CD Rate Debt Securities

A CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the spread or spread multiplier, if any) we specify in the CD Rate debt security and in an accompanying prospectus supplement.

Unless we indicate otherwise in an accompanying prospectus supplement, the CD Rate for any interest determination date will be the rate on that date for negotiable certificates of deposit having the index maturity designated in an accompanying prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market).”

The following procedures will be followed if the CD Rate cannot be determined as described above:

•

If that rate is not published by 3:00 p.m., New York City time, on the applicable calculation date, the CD Rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in an accompanying prospectus supplement as published in H.15 Daily Update under the heading “CDs (Secondary Market).”

•

If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on such calculation date, then the CD Rate on such interest determination date will be calculated by the calculation agent and will be the arithmetic mean (each as rounded to the nearest one hundred-thousandth of a percentage point) of the secondary market offered rates as of 10:00 a.m., New York City time, on such date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity designated in an accompanying prospectus supplement in an amount that is representative for a single transaction in that market at that time.

•

If the dealers selected by the calculation agent are not quoting as mentioned in the previous sentence, the CD Rate with respect to such interest determination date will be the same as the CD Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

LIBOR Debt Securities

A LIBOR debt security will bear interest at the interest rate (calculated with reference to LIBOR and the spread or spread multiplier, if any) we specify in the LIBOR debt security and in an accompanying prospectus supplement.

Unless we indicate otherwise in an accompanying prospectus supplement, LIBOR will be determined by the calculation agent in accordance with the following provisions in the order set forth below:

•

On each interest determination date, LIBOR will be determined on the basis of the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in an accompanying prospectus supplement commencing on the second business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date. If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

•

With respect to an interest determination date relating to a LIBOR debt security to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by the calculation agent after consultation with us to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the accompanying prospectus supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the accompanying prospectus supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the accompanying prospectus supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by the calculation agent after consultation with us; provided, however, that if fewer than three reference banks so selected by the calculation agent are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

“Index currency” means the currency (including currency units and composite currencies) specified in the accompanying prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the accompanying prospectus supplement, the index currency will be U.S. dollars.

“Designated LIBOR Page” means the display on Page 3750 (or any other page specified in the accompanying prospectus supplement) of Moneyline Telerate, Inc. (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

EURIBOR Debt Securities

Each EURIBOR debt security will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier as specified in the debt security and an accompanying prospectus supplement.

The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second business day prior to the interest reset date for each interest reset period.

On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in an accompanying prospectus supplement, commencing on the interest reset date, which appears on page 248 on the Reuters Telerate Service or any successor service or any page that may replace page 248 on that service that is commonly referred to as “Telerate Page 248” as of 11:00 a.m., Brussels time, on that date.

If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows:

•	The calculation agent for the EURIBOR debt security will select four major banks in the euro-zone interbank market.

•

The calculation agent will request that the principal euro-zone offices of those four selected banks provide their offered quotations to prime banks in the euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at that time.

(1) If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of those quotations.

(2) If less than two quotations are provided, the calculation agent will select four major banks in the euro-zone and follow the steps in the two bullet points below:

•

The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those four major banks in the euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at that time.

•

If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, EURIBOR will be the initial interest rate.

“Euro-zone” means the region comprised of the member states of the European Union that adopted the Euro as their single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union and the Treaty of Amsterdam.

Prime Rate Debt Securities

A Prime Rate debt security will bear interest at the interest rate (calculated with reference to the Prime Rate and the spread or spread multiplier, if any) we specify in the Prime Rate debt security and in an accompanying prospectus supplement.

Unless we indicate otherwise in an accompanying prospectus supplement, Prime Rate for any interest determination date will be the rate on that date as published in H.15(519) under the heading “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•

If the rate is not published by 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading “Bank Prime Loan.”

•

If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page (as defined below) as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME 1 Page on that interest determination date.

•

If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest determination date, the calculation agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in New York City selected by the calculation agent, after consultation with us, from which quotations are requested.

•

If fewer than two quotations are provided, the calculation agent will calculate the Prime Rate, which will be the arithmetic mean of the prime rates in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the calculation agent after consultation with us to quote prime rates.

Reuters Screen USPRIME 1 Page means the display designated as page “USPRIME 1” of the Reuters Monitor Money Rates Service, or any successor service, or any other page that may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate Debt Securities

A Treasury Rate debt security will bear interest at the interest rate (calculated with reference to the Treasury Rate and the spread or spread multiplier, if any) we specify in the Treasury Rate debt security and in an accompanying prospectus supplement.

Unless we indicate otherwise in an accompanying prospectus supplement, the Treasury Rate for any interest determination date will be the rate applicable to the auction held on such date of direct obligations of the United States (“Treasury bills”) having the index maturity specified in the accompanying prospectus supplement as such rate appears under the heading “INVESTMENT RATE” on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page) or page 57 (or any other page as may replace such page).

The following procedures will be followed if the Treasury Rate cannot be determined as above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High.”

•

In the event that the results of the auction of Treasury bills having the index maturity specified in an accompanying prospectus supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such calculation date, or if no such auction is held on such interest determination date, then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury.

•

In the event that the auction rate of Treasury bills having the index maturity designated in the accompanying prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the accompanying prospectus supplement as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers selected by the calculation agent after consultation with us for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the accompanying prospectus supplement.

•

If the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

Bond Equivalent Yield means a yield (expressed as a percentage) calculated as follows:

Bond Equivalent Yield =	D × N 360 − (D × M)	× 100

where “D” refers to the applicable annual rate for the Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Amortizing Debt Securities

We may from time to time offer amortizing debt securities on which a portion or all of the principal amount is payable prior to stated maturity:

•	in accordance with a schedule;

•	by application of a formula; or

•	based on an index.

Further information concerning additional terms and conditions of any amortizing debt securities, including terms of repayment of such debt securities, will be set forth in the accompanying prospectus supplement.

Indexed Debt Securities

We may also issue indexed debt securities on which the principal amount payable at maturity, premium, if any, and/or interest payments are determined with reference to the price or prices of specified commodities (including baskets of commodities), securities (including baskets of securities), interest rate indices, interest rate or exchange rate swap indices, the exchange rate of one or more specified currencies (including baskets of currencies or a composite currency) relative to an indexed currency, or such other price or exchange rate or other financial or non-financial index or indices as we may specify in such indexed debt security and in the accompanying prospectus supplement for the indexed debt security. Holders of indexed debt securities may receive a principal amount at maturity that is greater than or less than the face amount of the indexed debt securities depending upon the relative value at maturity of the specified index. We will provide information on the method for determining the principal payable at maturity, premium, if any and/or interest payments in an accompanying prospectus supplement for the indexed debt securities. Certain historical information, where applicable, with respect to the specified indexed item or items and tax considerations associated with an investment in indexed debt securities will also be provided in an accompanying prospectus supplement.

Notwithstanding anything to the contrary contained herein or in the accompanying prospectus, for purposes of determining the rights of a holder of an indexed debt security in respect of voting for or against amendments to the indentures and modifications and the waiver of rights thereunder, the principal amount of such indexed debt security shall be deemed to be equal to the face amount thereof upon issuance. The amount of principal payable at maturity will be specified in an accompanying prospectus supplement.

Original Issue Discount Debt Securities

We may issue original issue discount debt securities at an issue price (as specified in the accompanying prospectus supplement) that is less than 100% of the principal amount of such debt securities (i.e., par). Original issue discount debt securities may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount debt security and par is referred to herein as the “discount.” In the event of redemption, repayment or acceleration of maturity of an original issue discount debt security, the amount payable to the holder of an original issue discount debt security will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount debt security (if applicable), multiplied by the initial redemption percentage specified in the accompanying prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount debt security accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

Unless otherwise specified in the accompanying prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount debt security, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount debt security (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount debt security and an assumption that the maturity of such original issue discount debt security will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount debt security is shorter than the compounding period for such original issue discount debt security, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code.

Certain original issue discount debt securities may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount debt securities may be treated as issued with original issue discount for federal income tax purposes. We refer you to “Certain U.S. Federal Income Tax Consequences.”

Payment

Unless otherwise specified in an accompanying prospectus supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.

If the principal of or premium, if any, and interest, if any, on any series of debt securities is payable in foreign currencies or if debt securities are sold for foreign currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities will be described in an accompanying prospectus supplement.

Redemption and Repayment

Unless we specify otherwise in an accompanying prospectus supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount to be redeemed or at such other price or prices set forth in such prospectus supplement. We will pay interest accrued on a redeemed debt security to the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days prior to the date of redemption. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in the accompanying prospectus supplement.

Modification of the Indenture

We may make modifications and amendments to the indentures with respect to one or more series of debt securities by supplemental indentures without the consent of the holders of those debt securities in the following instances:

•	to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the indenture;

•	to add to or modify our covenants or events of default for the benefit of the holders of the debt securities;

•	to establish the form or terms of the debt securities of any series;

•

to cure any ambiguity or make any other provisions with respect to matters or questions arising under the indentures that will not adversely affect the interests of the holders in any material respect;

•	to modify, eliminate or add to the provisions of the indentures as necessary to qualify it under any applicable federal law;

•	to name, by supplemental indenture, a trustee other than The Bank of New York for a series of debt securities;

•	to provide for the acceptance of appointment by a successor trustee;

•	to add to or modify the provisions of the indentures to provide for the denomination of debt securities in foreign currencies;

•	to supplement any provisions of the indentures as is necessary to permit or facilitate the defeasance and discharge of any debt securities as described in this prospectus;

•	to prohibit the authentication and delivery of additional series of debt securities; or

•	to modify the provisions of the indentures provided that such modifications do not apply to any outstanding security.

Any other modifications or amendments of the indentures by way of supplemental indenture require the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•	modify the terms of payment of principal, premium or interest;

•	reduce the percentage of holders of debt securities necessary to modify or amend the indentures or waive our compliance with any restrictive covenant; or

•	subordinate the indebtedness evidenced by the debt securities to any of our other indebtedness.

Events of Default, Notice and Waiver

The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indentures.

Unless otherwise stated in the accompanying prospectus supplement, an event of default with respect to any series of debt securities will be:

•	default in the payment of the principal of, or premium, if any, on any debt security of that series when it is due and payable;

•	default in making a sinking fund payment or analogous obligation, if any, when due and payable;

•	default for 30 days in the payment of an installment of interest, if any, on any debt security of that series;

•	default for 60 days after written notice to us in the performance of any other covenant in respect of the debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property;

•

an event of default with respect to any other series of debt securities outstanding under the indentures or as defined in any other indenture or instrument under which we have outstanding any indebtedness for borrowed money, as a result of which indebtedness of us of at least $50,000,000 principal amount shall have been accelerated and that acceleration shall not have been annulled within 15 days after written notice thereof; and

•	any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or the supplemental indenture under which that series of debt securities is issued.

An event of default with respect to a particular series of debt securities issued under the indentures does not necessarily constitute an event of default with respect to any other series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of the holders of that series.

If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of 25% in aggregate principal amount of the debt securities of that series may declare the principal, or in the case of discounted debt securities, such portion thereof as may be described in an accompanying prospectus supplement, of all the debt securities of that series to be due and payable immediately.

The indentures contain a provision entitling the trustee to be indemnified to its reasonable satisfaction by the holders before exercising any right or power under the indentures at the request of any of the holders. The indentures provide that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of that series. The right of a holder to institute a proceeding with respect to the indentures is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at stated maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series under the indentures may on behalf of the holders of all the debt securities of that series waive any past defaults, except a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series and a default in respect of a covenant or provision of the indentures that cannot be amended or modified without the consent of the holder of each debt security affected.

We are required by the indentures to furnish to the trustee annual statements as to the fulfillment of our obligations under the indentures.

Defeasance of the Indentures and Debt Securities

The indentures permit us to be discharged from our obligations under the indentures and with respect to a particular series of debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance.

Unless an accompanying prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such series of debt securities, then from and after the ninety-first day following such deposit:

•	we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any series; and

•

our obligations under the indentures with respect to the debt securities of that series will cease to be in effect, except for certain obligations to register the transfer or exchange of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust.

The indentures also provides that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the debt securities subject to defeasance will not recognize gain or loss on those debt securities for federal income tax purposes solely as a result of the defeasance and that the holders of those debt securities will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred.

Following the defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.

Governing Law

The laws of the State of New York will govern the indentures and the debt securities.

Concerning the Trustee

The Bank of New York, the trustee under the indentures, provides corporate trust services to us. In addition, affiliates of the trustee provide substantial investment banking, bank and corporate trust services and extend credit to us and many of our subsidiaries. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.

Global Securities and Global Clearance and Settlement Procedures

We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

Unless stated otherwise in an accompanying prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, (outside of the United States) if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

We have been advised by DTC, Clearstream, Luxembourg and Euroclear, respectively, as follows:

•

As to DTC: DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

•

As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

•

As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;
•	withdrawal of securities and cash from Euroclear; and
•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:

•	the depositary notifies us that it is unwilling or unable to continue as depositary and we do not appoint a successor within 90 days;

•	the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days; or

•	we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the securities. Definitive securities will be issued in minimum denominations of $1,000 and integral multiples thereof in excess of that amount, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

In the event definitive securities are issued:

•	holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan;

•

holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of The Bank of New York. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

•

any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Provisions Applicable Solely to Subordinated Securities

General

We may issue subordinated debt securities in one or more series under the subordinated debt indenture. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior indebtedness, as defined below, including any senior debt securities, that may be outstanding from time to time.

If subordinated debt securities are issued under the subordinated indenture, the aggregate principal amount of senior indebtedness outstanding as of a recent date will be set forth in the accompanying prospectus supplement. Neither the senior nor the subordinated indenture restricts the amount of senior indebtedness that we may incur.

Subordination

The payment of the principal of, and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness. The term senior indebtedness is defined in the subordinated indenture as indebtedness we incur for money borrowed, all deferrals, renewals or extensions of any of that indebtedness and all evidences of indebtedness issued in exchange for any of that indebtedness. Senior indebtedness also includes our guarantees of the foregoing items of indebtedness for money borrowed by persons other than us, unless, in any such case, that indebtedness or guarantee provides by its terms that it will not constitute senior indebtedness.

The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment or other distribution may be made with respect to the subordinated indebtedness in the following circumstances:

•	any acceleration of the principal amount due on the subordinated debt securities;

•	our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

•	a default in the payment of principal, premium, if any, sinking fund or interest with respect to any of our senior indebtedness; or

•

an event of default, other than a default in the payment of principal, premium, if any, sinking funds or interest, with respect to any senior indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders of senior indebtedness to accelerate its maturity, and such event of default has not been cured or waived.

A merger, consolidation or conveyance of all or substantially all of our assets on the terms and conditions provided in the subordinated indenture will not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of these subordination provisions.

If the holders of subordinated securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of subordinated debt securities will have to repay that amount to the holders of the senior debt securities or to the trustee.

Subrogation

After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full. Under these subrogation provisions, no payments or distributions to the holders of senior indebtedness which otherwise would have been payable or distributable to holders of the subordinated debt securities will be deemed to be a payment by us to or on the account of the senior indebtedness. These provisions of the subordinated indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities and the holders of the senior debt securities. Nothing contained in the subordinated indenture is intended to impair our absolute obligation to pay the principal of and premium and interest on the subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the subordinated debt securities and our creditors other than the holders of the senior indebtedness. These subrogation provisions of the subordinated indenture will not prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of that security, subject to the rights of subordination described above.

Provisions Applicable Solely to Senior Securities

Restrictions as to Liens

The senior indenture includes a covenant providing that we will not at any time directly or indirectly create, or allow to exist or be created, any mortgage, pledge, encumbrance or lien of any kind upon:

•

any shares of capital stock owned by us of any of American Express Travel Related Services Company, Inc. or American Express Banking Corp., so long as they continue to be our subsidiaries, which we refer to collectively as the “principal subsidiaries”; or

•	any shares of capital stock owned by us of a subsidiary that owns, directly or indirectly, capital stock of the principal subsidiaries.

However, liens of this nature are permitted if we provide that the senior debt securities will be secured by the lien equally and ratably with any and all other obligations also secured, for as long as any other obligations of that type are so secured. However, we may incur or allow to exist upon the stock of the principal subsidiaries liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith, or liens of judgments that are on appeal or are discharged within 60 days.

This covenant will cease to be binding on us with respect to any series of the senior debt securities to which this covenant applies following discharge of those senior debt securities.

DESCRIPTION OF PREFERRED SHARES

General

The following briefly summarizes the material terms of our preferred shares, other than pricing and related terms, which will be disclosed in the accompanying prospectus supplement. You should read the accompanying prospectus supplement together with the certificate of designation relating to that series and our restated certificate of incorporation for a more detailed description of a particular series of preferred shares and other provisions that may be important to you.

Under our restated certificate of incorporation, we are authorized to issue 20,000,000 preferred shares, par value $1.66 2/3 per share. We do not currently have any outstanding preferred shares and therefore all 20,000,000 shares are still available for issuance. Our board of directors is authorized to issue our preferred shares from time to time in one or more series with such designations, voting powers, dividend rates, rights of redemption, conversion rights or other special rights, preferences and limitations as may be stated in resolutions adopted by our Board of Directors.

The preferred shares will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of the preferred shares being offered for specific terms, including:

•	the title and number of shares offered and liquidation preference per share;

•	the price per share;

•	the dividend rate, the dates on which dividends will be payable, the conditions under which dividends will be payable or the method of determining that rate, dates and conditions;

•	whether dividends will be cumulative or non cumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	whether dividends are participating or non-participating;

•	any redemption, sinking fund or analogous provisions;

•	any conversion or exchange provisions;

•	whether we have elected to offer depositary shares with respect to the preferred shares, as described below under “Depositary Shares”;

•	whether the preferred shares will have voting rights, in addition to the voting rights described below, and, if so, the terms of those voting rights;

•	the procedures for any auction and remarketing of the preferred shares; and

•	any additional dividend, liquidation, redemption, sinking fund or other rights, preferences, privileges, limitations and restrictions.

When issued, the preferred shares will be fully paid and nonassessable.

Dividend Rights

All preferred shares will be of equal rank with each other regardless of series. If the stated dividends or the amounts payable on liquidation are not paid in full, the preferred shares of all series will share ratably in the payment of dividends and in any distribution of assets. All preferred shares will have dividend rights prior to the dividend rights of the common shares.

Rights Upon Liquidation

Unless otherwise specified in the accompanying prospectus supplement, in the event of a liquidation, each series of the preferred shares will rank on an equal basis with all other outstanding preferred shares and prior to the common stock as to dividends and distributions.

Voting Rights

Except as described below, the holders of preferred shares have no voting rights, other than as may be required by law. Whenever dividends payable on the preferred shares of any series will be in arrears in an aggregate amount at least equal to six full quarterly dividends on that series, the holders of the outstanding preferred shares of all series will have the special right, voting separately as a single class, to elect two directors at the next succeeding annual meeting of shareholders. Subject to the terms of any outstanding series of preferred shares, the holders of common stock and the holders of one or more series of preferred shares then entitled to vote will have the right, voting as a single class, to elect the remaining authorized number of directors.

At each meeting of shareholders at which the holders of the preferred shares will have this special right, the presence in person or by proxy of the holders of record of one-third of the total number of the preferred shares of all series then issued and outstanding will constitute a quorum of that class. Each director elected by the holders of the preferred shares of all series will hold office until the annual meeting of shareholders next succeeding that election and until that director s successor, if any, is elected by those holders and qualified or until the death, resignation or removal of that director in the manner provided in our by-laws. A director elected by the holders of the preferred shares of all series may only be removed without cause by those holders. In case any vacancy will occur among the directors elected by the holders of the preferred shares of all series, that vacancy may be filled for the unexpired portion of the term by vote of the remaining directors elected by such shareholders, or that director’s successor in office. If such vacancy occurs more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, the vacancy may be filled by the vote of those shareholders taken at a special meeting of those shareholders called for that purpose. Whenever all arrears of dividends on the preferred shares of all series will have been paid and dividends for the current quarterly period will have been paid or declared and provided for, the right of the holders of the preferred shares of all series to elect two directors will terminate at the next succeeding annual meeting of shareholders.

The consent of the holders of at least two-thirds of the outstanding preferred shares voting separately as a single class will be required for:

•	authorization of any class of shares ranking prior to the preferred shares as to dividends or upon liquidation, dissolution or winding up;

•	an increase in the authorized amount of any class of shares ranking prior to the preferred shares; or

•

the authorization of any amendment to our restated certificate of incorporation or by-laws that would adversely affect the relative rights, preferences or limitations of the preferred shares. If any such amendment will adversely affect the relative rights, preferences or limitations of one or more, but not all, of the series of preferred shares then outstanding, the consent of the holders of at least two-thirds of the outstanding preferred shares of the several series so affected will be required in lieu of the consent of the holders of at least two-thirds of the outstanding preferred shares of all series.

In any case in which the holders of the preferred shares will be entitled to vote separately as a single class, each holder of preferred shares of any series will be entitled to one vote for each such share held.

DESCRIPTION OF DEPOSITARY SHARES

The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement, the depositary shares and the depositary receipts is a summary of general terms and is not complete. This description is subject to, and qualified in its entirety by reference to, the forms of deposit agreement and depositary receipts relating to each series of preferred shares which have been filed with the SEC in connection with the offering of that series of preferred shares. You should read those documents for further information.

General

We may elect to offer fractional interests in preferred shares rather than preferred shares. If we do, we will select a depositary that will issue to the public receipts for depositary shares, each of which will represent fractional interests of a particular series of preferred shares. These depositary receipts will be distributed in accordance with the terms of the offering described in the related prospectus supplement.

The depositary will be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000. We will deposit the preferred shares underlying the depositary shares with the depositary under the terms of a separate deposit agreement. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, the owners of depositary shares will be entitled to all the rights and preferences of the preferred shares underlying those depositary shares, including dividend, voting, redemption, conversion and liquidation rights. Each owner of depositary shares will be entitled to these rights and preferences in proportion to the applicable fractional interests in preferred shares underlying their depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred shares to the record holders of the related depositary shares in proportion to the number of those depositary shares owned by those holders on the relevant record date. The depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed due to this restriction will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares. If, however, the depositary determines that it is not feasible to make that distribution, the depositary may, with our approval, sell such property and distribute instead the net proceeds from that sale.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred shares that underlies the depositary shares is redeemed, the depositary will in turn redeem the depositary shares. The depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred shares it holds. The depositary will mail notice of any such redemption to the record holders of the depositary shares to be redeemed between 30 and 60 days prior to the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the preferred shares. If less than all of the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or redeem those shares pro rata.

The depositary shares called for redemption will no longer be deemed to be outstanding after the date fixed for redemption. All rights of the holders of the depositary shares will cease, except the right to receive the moneys, securities or other property payable upon redemption upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Shares

The holders of depositary shares will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares held by the depositary. Upon the receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in that notice of meeting to the record holders of the depositary shares relating to such preferred shares. Each record holder of those depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying such depositary shares in accordance with such instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to carry out this obligation.

Amendment and Termination of Depositary Agreement

At any time, we and the depositary may agree to amend the form of depositary receipt evidencing the depositary shares or any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless that amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding.

We or the depositary may terminate a deposit agreement only if:

•	all outstanding depositary shares relating to the depositary agreement have been redeemed; or

•

in connection with our liquidation, dissolution or winding up there has been a final distribution in respect of the relevant series of preferred shares which has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of the depositary shares will pay transfer and other taxes and governmental charges and any other charges described in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may at any time remove the depositary. Such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred shares. Neither the depositary nor we will be liable if the depositary is prevented or delayed in performing its obligations under the deposit agreement by law or any circumstance beyond its control. The obligations of us and the depositary under the deposit agreement will be limited to performance in good faith of our and its respective duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless a satisfactory indemnity is provided. We and the depositary may rely upon written advice of counsel or accountants, information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent.

DESCRIPTION OF COMMON SHARES

The following summary does not purport to be complete. You should read the applicable provisions of the New York Business Corporation Law, our restated certificate of incorporation and by-laws.

We are authorized to issue up to 3,600,000,000 common shares, par value $.20 each. At July 26, 2006, we had outstanding 1,214,857,632 common shares. As of December 31, 2005, we had reserved approximately 260 million common shares for issuance with respect to various employee stock plans, employee benefit plans, convertible debentures, and the dividend reinvestment plan.

Subject to the prior dividend rights of the holders of any preferred shares, holders of common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose.

Each common share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of the common shares do not have cumulative voting rights. In the event of our liquidation, dissolution or winding up, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of common shares are entitled to ratable distribution of the remaining assets available for distribution to shareholders. The common shares are not subject to redemption by operation of a sinking fund or otherwise. Holders of common shares are not entitled to pre-emptive rights. The issued and outstanding common shares are fully paid and nonassessable.

DESCRIPTION OF SECURITIES WARRANTS

We may issue warrants for the purchase of:

•	debt securities,

•	preferred shares,

•	depositary shares,

•	common shares, or

•	equity securities issued by one of our affiliated or unaffiliated corporations or other entity.

We may issue these securities warrants independently or together with any other securities offered by any prospectus supplement. The securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of securities warrants. A copy of the form of securities warrant agreement, including the form of securities warrant certificate representing the securities warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain portions of the form of securities warrant agreement and the securities warrants does not purport to be complete and further terms of the securities warrants and the applicable securities warrant agreement will be described in the accompanying prospectus supplement.

The accompanying prospectus supplement will describe the following terms, where applicable, of the securities warrants in respect of which this prospectus is being delivered:

•	the title and aggregate number;

•	the price or prices at which they will be issued;

•	the currency or currencies or currency unit or units in which the price of the securities warrants may be payable;

•	the designation, aggregate principal amount and terms of the securities purchasable upon exercise;

•	the designation and terms of the securities with which the securities warrants are issued and the number of the securities warrants issued with each security;

•	the currency or currencies or currency unit or units in which the principal of or any premium or interest on the securities purchasable upon exercise of the securities warrant will be payable;

•	if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

•	the price at which and currency or currencies or currency unit or units in which the securities purchasable upon exercise of the securities warrants may be purchased;

•	the date on which the right to exercise the securities warrants will commence and the date on which that right will expire;

•	the minimum or maximum amount of the securities warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material federal income tax considerations; and

•	any other terms of the securities warrants, including terms, procedures and limitations relating to the exchange and exercise of the securities warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise.

DESCRIPTION OF CURRENCY WARRANTS

We may issue warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies. A copy of the form of currency warrant agreement, including the form of currency warrant certificate representing the currency warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain portions of the form of currency warrant agreement and the currency warrants does not purport to be complete and contains only some of the general terms and provisions of the warrants. The particular terms of the currency warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the currency warrants then offered will be described in the accompanying prospectus supplement.

Each issue of currency warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The currency warrant agent will act solely as our agent under the applicable currency warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such currency warrants.

The accompanying prospectus supplement will describe the following terms, where applicable, of the currency warrants in respect of which this prospectus is being delivered:

•	the aggregate amount and number;

•	the offering price;

•	the designated currency, which currency may be a foreign currency or a composite currency, and information regarding that currency or composite currency;

•	the date on which the right to exercise the currency warrants commences and the date on which that right expires;

•	the manner in which the currency warrants may be exercised;

•	the circumstances which will cause the currency warrants to be deemed automatically exercised;

•	the minimum number, if any, of the currency warrants exercisable at any one time and any other restrictions on exercise;

•

the method of determining the amount payable in connection with the exercise of the currency warrants, including the strike price or range of strike prices of the currency warrants, the method of determining the spot exchange rate and the U.S. dollar settlement value for the currency warrants;

•	the securities exchange on which the currency warrants will be listed, if any;

•	whether the currency warrants will be represented by certificates or issued in book-entry form;

•	the place or places at which payment of the cash settlement value of the currency warrants is to be made, if applicable;

•	information with respect to book-entry procedures, if any;

•	the plan of distribution of the currency warrants; and

•	any other terms of the currency warrants.

Prospective purchasers of the currency warrants should be aware of special federal income tax considerations applicable to instruments such as the currency warrants. The prospectus supplement relating to each issue of currency warrants will describe such tax considerations.

DESCRIPTION OF OTHER WARRANTS

We may issue other warrants to buy or sell:

•	debt securities of or guaranteed by the United States,

•	units of a stock index or stock basket,

•	a commodity or

•	a unit of a commodity index or another item or unit of an index.

We refer to the property in the above clauses as the warrant property. Other warrants will be settled either through physical delivery of the warrant property or through payment of a cash settlement value as set forth in the accompanying prospectus supplement. Other warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The other warrant agent will act solely as our agent under the applicable other warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such other warrants. Copies of the forms of warrant agreements in respect of the other warrants, including the related forms of warrant certificates, are filed as exhibits to the registration statement of which this prospectus is a part. The following summary of certain portions of those warrant agreements and related other warrants does not purport to be complete and further terms of those other warrants and the applicable warrant agreements will be described in the accompanying prospectus supplement.

The accompanying prospectus supplement will describe the following terms, where applicable, of the other warrants:

•	the title and aggregate number;

•	the offering price;

•	the material risk factors;

•	the warrant property;

•	the procedures and conditions relating to exercise;

•	the date on which the right to exercise will commence and the date on which that right will expire;

•	the identity of the other warrant agent for the other warrants;

•	whether the certificates evidencing the other warrants will be issuable in definitive registered form or global form or both;

•	a discussion of the material federal income tax considerations applicable to the other warrants; and

•	any other terms of the other warrants, including any terms that may be required or advisable under applicable law.

The other warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable warranty property, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the other warrants and will be more fully described in the accompanying prospectus supplement.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended, to which we refer as ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended, to which we refer as the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under federal, state or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

We, directly or through our affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of plans. A purchase of offered securities by any such plan would be likely to result in a prohibited transaction between us and the plan.

Accordingly, unless otherwise provided in the related prospectus supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions, to which we refer as PTCE, issued by the United States Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers;

•	PTCE 95-60 for transactions involving insurance company general accounts;

•	PTCE 91-38 for transactions involving bank collective investment funds;

•	PTCE 90-1 for transactions involving insurance company separate accounts; or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Unless otherwise provided in the related prospectus supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the dates of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing securities or interest there on behalf of, or with “plan assets” of, any such plan;

(b) its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempt by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95- 60, 91-38, 90-1 or 84-14; or

(c) it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

Please consult the accompanying prospectus supplement for further information with respect to a particular offering of securities.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax considerations that may be relevant to persons considering the purchase of the debt securities covered by this prospectus. For a discussion of certain United States federal income tax considerations that may be relevant to persons considering the purchase of amortizing debt securities or indexed debt securities (described above), please refer to the accompanying prospectus supplement. Persons considering the purchase of warrants should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition thereof.

This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. dollar. Prospective purchasers of debt securities should review the accompanying prospectus supplements for summaries of special United States federal income tax considerations that may be relevant to a particular issue of debt securities, including any floating rate debt securities or foreign currency debt securities (defined below).

IRS Circular 230 Notice: To ensure compliance with Internal Revenue Service Circular 230, prospective purchasers of debt securities are hereby notified that: (a) any discussion of U.S. federal tax issues contained or referred to in this prospectus or any document referred to herein is not intended or written to be used, and cannot be used by prospective purchasers for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (b) such discussion is written for use in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) prospective purchasers should seek advice based on their particular circumstances from an independent tax advisor in determining the tax consequences to them of the purchase, ownership and disposition of debt securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

As used herein, the term “United States Holder” means a beneficial owner of a debt security that is (i) a citizen or resident of the United States; (ii) a corporation (or an entity taxable as a corporation for United States federal income tax purposes), that was established under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust whose world-wide income is subject to United States federal income tax. If a partnership holds debt securities, the tax treatment of partners will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding debt securities should accordingly consult their own tax advisors. As used herein, the term “Non-United States Holder” means a beneficial owner of a debt security that is not a United States Holder.

Tax Consequences to United States Holders

Payments of Interest. Payments of qualified stated interest (as defined below under “—Original Issue Discount”) on a debt security will be taxable to a United States Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States Holder’s method of tax accounting).

Unless otherwise specified in an applicable debt security, debt securities will be denominated in U.S. dollars and payments of principal of, and interest on, debt securities will be made in U.S. dollars. Debt securities may be denominated in a currency other than U.S. dollars, which we refer to as foreign currency debt securities. If such payments of interest are made with respect to a foreign currency debt security, the amount of interest income realized by a United States Holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States Holder that uses the accrual method of accounting for tax purposes will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the United States Holder’s taxable year) or, at the accrual-basis United States Holder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A United States Holder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. A United States Holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a foreign currency debt security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale, Exchange and Retirement of Debt Securities. A United States Holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as defined below) made on such debt security.

In the case of a foreign currency debt security, the cost of such debt security to a United States Holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder (and, if it so elects, an accrual-basis United States Holder) will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States Holder’s tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a specified currency will be determined in the manner described under “—Original Issue Discount” and “—Premium and Market Discount” below. The conversion of U.S. dollars to a specified currency and the immediate use of the specified currency to purchase a foreign currency debt security generally will not result in taxable gain or loss for a United States Holder.

Upon the sale, exchange or retirement of a debt security, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the United States Holder’s tax basis in such debt security. If a United States Holder receives a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder and, if it so elects, an accrual-basis United States Holder will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to accrual-basis United States Holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities (as defined below) and foreign currency gain or loss, gain or loss recognized by a United States Holder generally will be long-term capital gain or loss if the United States Holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual United States Holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Gain or loss recognized by a United States Holder on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

Original Issue Discount. United States Holders of debt securities with original issue discount, or OID, generally will be subject to the special tax accounting rules for obligations issued with original issue discount provided by the Internal Revenue Code and certain regulations promulgated thereunder, which we refer to as the OID Regulations. Debt securities issued with OID will be referred to as original issue discount debt securities. Notice will be given in the accompanying prospectus supplement when we determine that a particular debt security is an original issue discount debt security. United States Holders of such original issue discount debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

A debt security will generally be considered to be issued with OID if its stated redemption price at maturity (as defined below) exceeds its issue price (as defined below) by more than a de minimis amount (generally, 0.25% of such stated redemption price multiplied by the complete years to maturity). The “stated redemption price at maturity” of a debt security is generally the sum of all payments to be made on the debt security other than qualified stated interest (as defined below). “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or in property (other than our debt instruments) at least annually during the entire term of a debt security at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The “issue price” of each debt security in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to underwriters, placement agents or wholesalers).

In general, each United States Holder of an original issue discount debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that the United States Holder owns the debt security. The daily portions of OID on an original issue discount debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an original issue discount debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial United States Holder, the amount of OID on an original issue discount debt security allocable to each accrual period is determined by (a) multiplying the adjusted issue price (as defined below) of the original issue discount debt security at the beginning of the accrual period by the yield to maturity (as defined below) of such original issue discount debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The “adjusted issue price” of an original issue discount debt security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. As a result of this “constant-yield” method of including OID in income, the amounts includible in income by a United States Holder in respect of an original issue discount debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

In the case of an original issue discount debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will generally be determined for these purposes as though the original issue discount debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to the interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index). Persons considering the purchase of floating rate debt securities should carefully examine the accompanying prospectus supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

A United States Holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such United States Holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the United States Holder, the United States Holder making such election will also be deemed to have made the election (discussed below under “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

In the case of an original issue discount debt security that is also a foreign currency debt security, a United States Holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above, and (b) translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a United States Holder’s taxable year) or, at the United States Holder’s election (as described above under “—Payments of Interest”), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, a United States Holder of an original issue discount debt security that is also a foreign currency debt security may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar original issue discount debt security denominated in U.S. dollars. All payments on an original issue discount debt security (other than payments of qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent thereof), with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount debt security), a United States Holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount debt security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

A subsequent United States Holder of an original issue discount debt security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial United States Holder that purchases an original issue discount debt security at a price other than the debt security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the United States Holder acquires the original issue discount debt security at a price greater than its adjusted issue price, such holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument”, such debt security will be subject to special rules, which we refer to as the Contingent Payment Regulations, that govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as Contingent Debt Obligations. Prospective purchasers of floating rate debt securities should carefully examine the accompanying prospectus supplement to see if the Company has determined such debt securities constitute Contingent Debt Obligations. If it has, they should consult their own tax advisors with respect to the tax consequences to them of such obligations.

Certain of the debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the accompanying prospectus supplement. Debt securities containing such features, in particular original issue discount debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the accompanying prospectus supplement and should consult their own tax advisors with respect to such debt securities because the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

Premium and Market Discount. A United States Holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined in the third preceding paragraph) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the United States Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A United States Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original issue discount debt securities purchased at a premium will not be subject to the OID rules described above.

In the case of premium in respect of a foreign currency debt security, a United States Holder should calculate the amortization of such premium in the specified currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by the United States Holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates such premium is recovered through interest payments on the debt security and the exchange rate on the date on which the United States Holder acquired the debt security.

With respect to a United States Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the United States Holder’s tax basis when the debt security matures or is disposed of by the United States Holder. Therefore, a United States Holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures.

If a United States Holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount or, in the case of an original issue discount debt security, its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount” in the hands of such United States Holder. In such case, gain realized by the United States Holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States Holder. In addition, the United States Holder could be required to defer the deduction of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security or, at the election of the United States Holder, under a constant yield method. Market discount on a foreign currency debt security will be accrued by a United States Holder in the specified currency. The amount includible in income by a United States Holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the debt security is disposed of by the United States Holder.

A United States Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a United States Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the United States Holder’s taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Short-Term Debt Securities. The rules set forth above will also generally apply to debt securities having maturities of not more than one year, which we refer to as short-term debt securities, but with modifications, certain of which are summarized below:

First, the OID Regulations treat none of the interest on a short-term debt security as qualified stated interest. Thus, all short-term debt securities will be original issue discount debt securities. OID will be treated as accruing on a short-term debt security ratably or, at the election of a United States Holder, under a constant yield method.

Second, a United States Holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a United States Holder may be required to defer the deduction of interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States Holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the United States Holder held the debt security. Notwithstanding the foregoing, a cash-basis United States Holder of a short-term debt security may elect to accrue original issue discount into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A United States Holder using the accrual method of tax accounting and certain cash-basis United States Holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a short-term debt security in income on a current basis.

Third, any United States Holder (whether cash or accrual basis) of a short-term debt security can elect to accrue the “acquisition discount”, if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the United States Holder, under a constant-yield method based on daily compounding.

Finally, the market discount rules will not apply to a short-term debt security.

Floating Rate Debt Securities and Other Debt Securities Providing for Contingent Payments. The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. Prospective purchasers of debt securities should carefully examine the accompanying prospectus supplement to see if we have determined that such debt securities constitute Contingent Debt Obligations. If we have, prospective purchasers should consult their own tax advisors with respect to the tax consequences to them of such obligations.

Information Reporting and Backup Withholding. The issuing and paying agent will be required to file information returns with the IRS with respect to payments made to United States Holders of debt securities unless an exemption exists. In addition, United States Holders who are not exempt will be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the issuing and paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

Tax Consequences to Non-United States Holders

Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

(a) no withholding of United States federal income tax generally will be required with respect to the payment by us or any issuing and paying agent of principal or interest (which for purposes of this discussion includes OID) on a debt security owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to us through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a debt security is described in section 881(c)(3)(A) of the Code and (iv) in the case of a registered debt security, the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-United States Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that is it a Non-United States Holder);

(b) a Non-United States Holder will generally not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a debt security, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met;

(c) a debt security beneficially owned by an individual who at the time of death is a Non-United States Holder will generally not be subject to United States federal estate tax as a result of such individual’s death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and provided that the interest payments with respect to such debt security would not have been, if received at the time of such individual’s death, effectively connected with the conduct of a United States trade or business by such individual.

Notwithstanding the foregoing, a Non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest income that is effectively connected with its U.S. trade or business. In addition, under certain circumstances, effectively connected interest income of a corporate Non-United States Holder may be subject to a “branch profits” tax imposed at a 30% rate. A Non-United States Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

United States information reporting requirements and backup withholding tax will not apply to payments on a debt security if the beneficial owner (1) certifies its Non-United States Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN, or satisfies documentary evidence requirements for establishing that it is a Non-United States Holder, or (2) otherwise establishes an exemption.

Information reporting requirements will generally not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a foreign broker, provided that such broker derives less than 50% of its gross income for particular periods from the conduct of a trade or business in the United States, is not a controlled foreign corporation for United States federal income tax purposes, and is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by United States Holders or is engaged in the conduct of a United States trade or business.

Backup withholding tax will generally not apply to the payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of any broker. However, information reporting requirements will be applicable to such payment unless (1) such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of a debt security by the U.S. office of a broker, unless the beneficial owner certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption.

For purposes of applying the above rules for Non-United States Holders to an entity that is treated as a pass-through entity, such as a partnership or trust, the beneficial owner means each of the ultimate beneficial owners of the entity.

The rules regarding withholding, backup withholding and information reporting for Non-United States Holders are complex, may vary depending on a holder’s particular situation, and are subject to change. In addition, special rules apply to certain types of Non-United States Holders including partnerships, trusts and other entities treated as pass-through entities for United States federal income tax purposes. Non-United States Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

European Union Directive on Taxation of Certain Interest Payments

Under European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system). No additional amounts will be payable if a payment on a debt security to an individual is subject to any withholding or deduction that is required to be made pursuant to any European Union Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive or any agreement on the taxation of savings income entered into by non-EU countries with a view to implementing such Directive. Holders of debt securities should consult their tax advisers regarding the implications of the Directive in their particular circumstance.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more of the following ways:

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any such methods of sale.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the offered securities and the proceeds to us from their sale;

•	any underwriting discounts or sales agents’ commissions and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which those securities may be listed.

Only underwriters or agents named in the accompanying prospectus supplement are deemed to be underwriters or agents in connection with the securities offered thereby.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and unless otherwise specified in the accompanying prospectus, the underwriters will be obligated to purchase all the securities of the series offered by such accompanying prospectus supplement relating to that series if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in the accompanying prospectus supplement, and any commissions payable by us to that agent will be set forth in the accompanying prospectus supplement. Unless otherwise indicated in such accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in an accompanying prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to these arrangements.

Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the following two conditions:

•

the purchase by an institution of the particular securities will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which that institution is subject; and

•

if the particular securities are being sold to underwriters, we will have sold to those underwriters the total principal amount or number of those securities less the principal amount or number thereof, as the case may be, covered by such arrangements.

Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance of us or institutional investors thereunder.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect. Underwriters and agents or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of business.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Louise M. Parent, Esq., our Executive Vice President and General Counsel, 200 Vesey Street, World Financial Center, New York, New York.

EXPERTS

Our financial statements as of and for the year ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, to which we refer as PWC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our financial statements for the years ended December 31, 2004 and 2003 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of Ernst & Young LLP, to which we refer as E&Y, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On November 22, 2004, the Audit Committee of our Board of Directors appointed PWC as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and dismissed E&Y as our auditors for the 2005 fiscal year. E&Y has completed its engagement as our auditors for the 2004 fiscal year.